Exhibit 99.9

PRELIMINARY DRAFT

FOR THE SPECIAL MEETING OF STOCKHOLDERS OF KENSINGTON CAPITAL ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Justin Mirro and Daniel Huber (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the shares of Class A common stock or Class B common stock of Kensington Capital Acquisition Corp. (the “Company” or “Kensington”) that the undersigned is entitled to vote (the “Shares”) at the special meeting (the “special meeting”) of stockholders of the Company to be held on [●], 2020 at 10:00 a.m., Eastern time, via live webcast at www.virtualshareholdermeeting.com/KCAC2020, and at any adjournments and/or postponements thereof. The Shares shall be voted as indicated with respect to the proposals listed below and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED “FOR” EACH OF PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

The proxy statement/prospectus/information statement is available at www.sec.gov or via www.autospac.com. The proxy statement/prospectus/information statement contains important information regarding each of the proposals listed below. You are encouraged to read the proxy statement/prospectus/information statement carefully.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

KENSINGTON CAPITAL ACQUISITION CORP. - THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10.	Please mark vote as indicated in this ☒example

(1)   The Business Combination Proposal - To approve and adopt the Business Combination Agreement, dated as of September 2, 2020, as amended on September 21, 2020 (as may be further amended from time to time, the “Business Combination Agreement”), among Kensington, QuantumScape Corporation, a Delaware corporation (“QuantumScape”), and Kensington Merger Sub Corp., a Delaware corporation (“Merger Sub”), and the transactions contemplated thereby, pursuant to which Merger Sub will merge with and into QuantumScape, with QuantumScape surviving the merger and becoming a wholly-owned direct subsidiary of Kensington (“New QuantumScape”) (the “Merger,” collectively with the other transactions described in the Business Combination Agreement, the “Business Combination” and such proposal, the “Business Combination Proposal”).

FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)   The Authorized Share Charter Proposal - To approve a proposal to amend Kensington’s amended and restated certificate of incorporation to (i) increase the number of authorized shares of New QuantumScape Class A Common Stock from 100,000,000 shares to 1,000,000,000 shares, (ii) increase the number of authorized shares of New QuantumScape Class B Common Stock from 10,000,000 shares to 250,000,000 shares, and (iii) increase the number of authorized shares of New QuantumScape Preferred Stock from 1,000,000 shares to 100,000,000 shares (the “Authorized Share Charter Proposal”). The Authorized Share Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal (as defined below).

FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)   The Director Declassification Charter Proposal – To approve a proposal to amend Kensington’s amended and restated certificate of incorporation to declassify Kensington’s board of directors (the “Director Declassification Charter Proposal”). The Director Declassification Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)   The Dual Class Charter Proposal – To approve a proposal to amend Kensington’s amended and restated certificate of incorporation to implement a dual class stock structure comprised of New QuantumScape Class A Common Stock, which will carry one vote per share, and New QuantumScape Class B Common Stock, which will carry 10 votes per share (the “Dual Class Charter Proposal”). The Dual Class Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)   The Additional Charter Proposal – To approve a proposal to, among other things, (i) amend Kensington’s amended and restated certificate of incorporation to eliminate provisions in the amended and restated certificate of incorporation relating to the Business Combination that will no longer be applicable following the closing of the Business Combination (the “Closing”), (ii) change New QuantumScape’s name to “QuantumScape Corporation” and (iii) make certain other changes that Kensington’s board of directors deems appropriate for a public operating company (the “Additional Charter Proposal,” together with the Authorized Share Charter Proposal, the Director Declassification Charter Proposal and the Dual Class Charter Proposal, the “Charter Proposals”). The Additional Charter Proposal is conditioned on the approval of the Business Combination Proposal and the NYSE Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)   The Election of Directors Proposal – To elect, effective at the Closing, nine directors to serve on the New QuantumScape board of directors until the 2021 annual meeting of stockholders, and until their respective successors are duly elected and qualified or until his earlier resignation, removal from office or both (the “Election of Directors Proposal”). The Election of Directors Proposal is conditioned on the approval of the Business Combination Proposal and the Director Declassification Charter Proposal.

Nominees:

01 Jagdeep Singh
02 Justin Mirro
03 Frank Blome
04 Brad Buss

05 John Doerr
06 Prof. Dr. Jürgen Leohold
07 Prof. Fritz Prinz
08 Dipender Saluja
09 J.B. Straubel

To withhold authority to vote for any individual nominee(s) mark “For all Except” and write the number(s) of the nominee(s) on the line below.

FOR ALL NOMINEES ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES ☐	FOR ALL EXCEPT (See instructions below) ☐

(7)   The Equity Incentive Plan Proposal – To approve and adopt the equity incentive award plan established to be effective upon the Closing (the “Equity Incentive Plan Proposal”). The Equity Incentive Plan Proposal is conditioned on the approval of the Business Combination Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)   The NYSE Proposal – To approve, in connection with the Business Combination, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), (i) the issuance of New QuantumScape Common Stock to QuantumScape stockholders in the Merger pursuant to the Business Combination Agreement, and (ii) the issuance of New QuantumScape Class A Common Stock in a private placement to certain investors in connection with the Business Combination (the “NYSE Proposal”). The NYSE Proposal is conditioned on the approval of the Business Combination Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(9)   The Employee Stock Purchase Plan Proposal – To approve and adopt the employee stock purchase plan established to be effective upon the Closing (the “Employee Stock Purchase Plan Proposal”). The Employee Stock Purchase Plan Proposal is conditioned on the approval of the Business Combination Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(10)  The Adjournment Proposal – To adjourn the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the Election of Directors Proposal, the Equity Incentive Plan Proposal, the NYSE Proposal, the Employee Stock Purchase Plan Proposal.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2020

(Signature)

(Signature If Held Jointly)

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person or authorized entity. A vote to abstain will have the same effect as a vote AGAINST Proposal Nos. 1 and 2. The Shares represented by this proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s). If no direction is made, this proxy will be voted FOR each of Proposal Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10. If any other matters properly come before the meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.